MIDWAY GOLD CORP.

Unit 1 - 15782 Marine Drive

White Rock, B.C., Canada V4B 1E6

Tel: (877) 475-3642

AMEX/TSX-V: MDW	FOR RELEASE: January 4, 2008

MIDWAY GOLD CORP. ISSUES CLARIFICATION

Midway Gold Corp. (“Midway”) today issued the following correction relating to certain statements which appeared in an article (the “Article”) by William Arthur-Haynes published on the website www.mergermarket.com. Statements in the Article which were attributed to a Midway spokesperson were not authorized by Midway’s senior management or by its Board of Directors.

Certain statements in the Article could be interpreted as suggesting that an acquisition of Midway by Barrick Gold Corporation (“Barrick”), or by another senior mining company, is currently contemplated or imminent.

Midway wishes to clarify that no takeover discussions or proposals involving Barrick or any other senior mining company are currently in progress, nor is Midway aware of any such discussions or proposals being contemplated.

The Article also states that “in total, Midway counts 1.2 million ounces of reserves on its books.”

The Article has misconstrued the difference between mineral reserves and mineral resources. In fact, Midway’s Nevada projects’ National Instrument 43-101 compliant gold resources (not taking into account the independent update to the resources, which is currently in progress) are as follows:

NI 43-101 compliant resources	Tons (Short) x 1000	Gold Grade ounces per ton
Measured and Indicated
Spring Valley deposit	10,030	0.024
Pan Gold deposit	18,961	0.019
Afgan deposit	1,851	0.027
Inferred
Spring Valley deposit	7,753	0.025
Pan Gold deposit	8,302	0.017
Midway deposit	5,526	0.039
Afgan deposit	1,286	0.026

Finally, the Article states that Midway’s common shares are traded on the Toronto Stock Exchange as well as the American Stock Exchange (“AMEX”). In fact, Midway’s common shares are traded on Tier 1 of the TSX Venture Exchange and on AMEX.

This release has been reviewed and approved by Bill Neal, Vice President Exploration of the Company and a “qualified person” as that term is defined in National Instrument 43-101.

ON BEHALF OF THE BOARD

“Alan Branham”

_____________________________

Alan Branham, President and CEO

For further information, please contact Alan Branham at (877) 475-3642 (toll-free) or 406-475-9595.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include resource estimates. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company’s actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company’s properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labour disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company’s SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company’s management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

This press release uses the terms “measured resources”, “indicated resources” and “inferred resources”, which are calculated in accordance with the Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. We advise investors that while those terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. In addition, “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.